Exhibit 99.1

IKON Announces Preliminary Results for the Second Quarter of Fiscal 2005

MALVERN, Pa., April 28, 2005—IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, today reported preliminary financial results for the second quarter of fiscal 2005. The company noted that the results are subject to completion of the internal review of billing controls and reserve practices for trade accounts receivable described in its April 21, 2005 press release and in its report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2005.

IKON reported preliminary second quarter results from continuing operations of $.08 earnings per diluted share, which includes charges related to restructuring and asset impairments, a net gain on the divestiture of businesses, real estate charges incurred as the company reduces the number of its locations, and a loss from the early extinguishment of debt. Excluding these charges and charges related to the pending review of its accounts receivable and related reserves, preliminary second quarter results from continuing operations were $.15 per diluted share, consistent with previously communicated expectations. The company also reported that operating cash flow for the quarter exceeded management’s expectations, as the company ended the quarter with an unrestricted cash balance of $333 million.

Losses from discontinued operations, representing IKON’s Business Document Services unit which was exited in the quarter, were $.06 per diluted share, including charges related to exit costs. Total earnings per diluted share were $.02 for the quarter.

IKON anticipates that it will report fiscal 2005 results from continuing operations that are consistent with its previously communicated expectations of earnings per diluted share in the range of $0.63 to $0.68, although at the low end of that range, again excluding the impact of the charges described above and the pending accounts receivable and related reserves review.

IKON’s Board of Directors approved the company’s regular quarterly cash dividend of $.04 per common share, payable on June 10, 2005 to holders of record at the close of business on May 23, 2005.

QUARTERLY EARNINGS CONFERENCE CALL: Preliminary information regarding the second quarter results and the company’s outlook for the full year will be discussed on a conference call hosted by IKON at 10:00 a.m. EDT on Thursday, April 28, 2005. Please call (719) 457-2626 to participate. The live audio broadcast of the call can be accessed on IKON’s Investor Relations homepage. A replay of the conference call will also be available on IKON’s Investor Relations homepage approximately two hours after the call ends through the next quarterly reporting period. To listen, please go to http://www.ikon.com/about/ir/events/ and click on “IKON Office Solutions Second Quarter Preliminary Results Conference Call.” Beginning at 1:00 p.m. EDT on April 28, 2005 and ending at midnight EDT on May 2, 2005, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code: 8024990.

IKON Office Solutions (www.ikon.com), the world’s largest independent channel for copier, printer and MFP technologies, delivers integrated document management solutions and systems, enabling customers worldwide to improve document workflow and increase efficiency. IKON integrates best-in-class systems from leading manufacturers, such as Canon, Ricoh, Konica Minolta, EFI and HP, and document management software from companies like Captaris, EMC (Documentum), Kofax and others, to deliver tailored, high-value solutions implemented and supported by its global services organization — IKON Enterprise Services. IKON represents one of the industry’s broadest portfolios of document management services, including professional services, on-site managed services, legal document services, customized workflow solutions, and comprehensive support through its service force of approximately 16,000 employees, including its team of about 7,000 customer service technicians and support resources worldwide. With fiscal 2004 revenues of $4.65 billion, IKON has approximately 500 locations throughout North America and Western Europe.

This news release includes information, which constitutes forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include all matters that are not historical facts, including, without limitation, statements relating to IKON’s expected second quarter and full fiscal 2005 results. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; the implementation, timing and cost of the ERP conversion; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in the “Forward-Looking Information” section of IKON’s Quarterly Report on Form 10-Q for the period ended December 31, 2004, filed with the Securities and Exchange Commission on February 8, 2005. As a consequence of these and other risks and uncertainties, IKON’s current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

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IKON Office Solutions, Inc.
Non-GAAP Reconciliation
(in millions, except per share data)

Three Months Ended March 31, 2005

                          Current                          Adjusted
                           View     Adjustments              View
                          -------   -----------            --------

Income before taxes on
 income                   $   19    $       15 (a, b, c, d)$    34
Taxes on income                7             4                  11
                          -------                          --------
Net income                   $12                               $23
                          =======                          ========

Weighted Average Shares
 Outstanding, Diluted      142.5 (f)                         160.5 (g)
                          -------                          --------

Diluted EPS - Continuing
 Operations               $ 0.08 (f)                       $  0.15 (g)
                          =======                          ========

Net loss from discontinued
 operations               $   (9)            6      (e)    $    (3)
                          =======                          ========

Diluted EPS - Discontinued
 Operations               $(0.06)(f)                       $ (0.02)(g)
                          =======                          ========

(a) Includes $2.2 of real estate charges and $.3 of charges related to the consolidation of our Legal Document Services unit.

(b) Includes $6.7 loss on the sale of substantially all operations in
    Mexico, $1.1 gain on the sale of certain technology businesses, and $7.5 gain from a final reconciliation with GE related to the sale of our U.S. leasing operations.

(c) Includes restructuring and asset impairment charges for field and corporate staff and for the consolidation of our Legal Document
    Services unit of $9.2 and $2.5, respectively.

(d) Loss on purchase of $45 of 5% convertible debt due May 2007.

(e) Charges related to the closure of our Business Document Services unit.

(f) The calculation of GAAP diluted EPS excludes the dilution from convertible notes because the effect would be anti-dilutive.

(g) The calculation of non-GAAP diluted EPS includes the impact of convertible notes by adding approximately 18M shares and the add back of convertible notes interest (net of taxes) of $2.0.